UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2006
WEBSIDESTORY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31613 (Commission File Number)	33-0727173 (IRS Employer Identification No.)

10182 Telesis Court, 6th Floor, San Diego, California (Address of Principal Executive Offices)		92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 546-0040
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

     This Current Report on Form 8-K is filed by WebSideStory, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.
Item 8.01. Other Events.
     On November 17, 2006, Jeffrey W. Lunsford, a current member of the Company’s board of directors and the outgoing CEO and President of the Company, advised the Company that he entered into a trading plan intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Under the trading plan, Mr. Lunsford authorized the sale of up to an aggregate of 250,000 shares of the Company’s common stock, which represents approximately 36% of the 686,732 shares of the Company’s common stock currently owned by Mr. Lunsford. Mr. Lunsford has advised the Company that he entered into the trading plan to help alleviate certain liabilities for taxes triggered primarily as a result of the vesting of a warrant previously issued to Mr. Lunsford by the Company.
     The trading plan provides for sales of the Company’s common stock in amounts that vary depending on the available price per share. Under the trading plan, no sales will occur until February 14, 2007 and the trading plan will continue until the earlier of December 31, 2008 or the sale of all 250,000 shares of the Company’s common stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSIDESTORY, INC.
Date: November 17, 2006	By:	/s/ Andrew S. Greenhalgh
Andrew S. Greenhalgh
Vice President and General Counsel

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